Exhibit 4.1

NOTICE TO SUBSCRIBERS

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. THIS INVESTMENT IS SUITABLE ONLY FOR PERSONS WHO CAN BEAR THE ECONOMIC RISK FOR AN INDEFINITE PERIOD OF TIME AND WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. FURTHERMORE, SUBSCRIBERS MUST UNDERSTAND THAT SUCH INVESTMENT IS ILLIQUID AND IS EXPECTED TO CONTINUE TO BE ILLIQUID FOR AN INDEFINITE PERIOD OF TIME. NO PUBLIC MARKET EXISTS FOR THE SECURITIES, AND NO PUBLIC MARKET IS EXPECTED TO DEVELOP FOLLOWING THIS OFFERING.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND STATE SECURITIES OR BLUE SKY LAWS. ALTHOUGH AN OFFERING STATEMENT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), THAT OFFERING STATEMENT DOES NOT INCLUDE THE SAME INFORMATION THAT WOULD BE INCLUDED IN A REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE MERITS OF THIS OFFERING OR THE ADEQUACY OR ACCURACY OF THE SUBSCRIPTION AGREEMENT OR ANY OTHER MATERIALS OR INFORMATION MADE AVAILABLE TO SUBSCRIBER IN CONNECTION WITH THIS OFFERING, INCLUDING INFORMATION OVER THE WEB BASED PLATFORM MAINTAINED BY NOVATION SOLUTIONS INC. (A/K/A/ DEALMAKER). ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

SUBSCRIBERS WHO ARE NOT “ACCREDITED INVESTORS” (AS THAT TERM IS DEFINED IN SECTION 501 OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT) ARE SUBJECT TO LIMITATIONS ON THE AMOUNT THEY MAY INVEST, AS SET OUT IN SECTION 4. THE COMPANY IS RELYING ON THE REPRESENTATIONS AND WARRANTIES SET FORTH BY EACH SUBSCRIBER IN THIS SUBSCRIPTION AGREEMENT AND THE OTHER INFORMATION PROVIDED BY SUBSCRIBER IN CONNECTION WITH THIS OFFERING TO DETERMINE THE APPLICABILITY TO THIS OFFERING OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

FOR SUBSCRIBERS RESIDENT IN CANADA, IT IS INTENDED THAT THE SECURITIES OFFERED HEREBY WILL BE MADE AVAILABLE ONLY TO ACCREDITED INVESTORS PURSUANT TO NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS. THE SECURITIES OFFERED HEREBY ARE BEING OFFERED PURSUANT TO AN EXEMPTION FROM THE REGISTRATION OR PROSPECTUS REQUIREMENTS OF APPLICABLE CANADIAN SECURITIES LAWS FOR NON-PUBLIC OFFERINGS. SUCH EXEMPTIONS LIMIT THE NUMBER AND TYPES OF INVESTORS TO WHICH THE OFFERING WILL BE MADE AND RESTRICT SUBSEQUENT TRANSFERS OF THE SECURITIES.

THE OFFERING MATERIALS MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS, WHICH CONSTITUTE FORWARD LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. SUBSCRIBERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO REVISE OR UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER SUCH DATE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

THE COMPANY MAY NOT BE OFFERING THE SECURITIES IN EVERY STATE. THE OFFERING MATERIALS DO NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION IN WHICH THE SECURITIES ARE NOT BEING OFFERED.

THE COMPANY RESERVES THE RIGHT IN ITS SOLE DISCRETION AND FOR ANY REASON WHATSOEVER TO MODIFY, AMEND AND/OR WITHDRAW ALL OR A PORTION OF THE OFFERING AND/OR ACCEPT OR REJECT IN WHOLE OR IN PART ANY PROSPECTIVE INVESTMENT IN THE SECURITIES OR TO ALLOT TO ANY PROSPECTIVE SUBSCRIBER LESS THAN THE AMOUNT OF SECURITIES SUCH SUBSCRIBER DESIRES TO PURCHASE. EXCEPT AS OTHERWISE INDICATED, THE OFFERING MATERIALS SPEAK AS OF THEIR DATE. NEITHER THE DELIVERY NOR THE PURCHASE OF THE SECURITIES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THAT DATE.

ALL REFERENCES TO $ OR DOLLARS HEREIN ARE REFERENCES TO U.S. DOLLARS.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Subscription Agreement) is entered into by and between BirchBioMed Inc., a corporation formed under the laws of the Province of British Columbia, Canada (the “Company”) and the undersigned (the “Subscriber”).

WHEREAS, subject to the terms and conditions set forth in this Subscription Agreement and, with respect to subscriptions by Subscribers in the United States, pursuant to an offering statement on Form 1-A (the “Offering Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) which forms part of the Offering Circular (as hereinafter defined), or, with respect to subscriptions by Subscribers in Canada, a Canadian private placement offering memorandum (the “Canadian Offering Memorandum”) the Company desires to issue and sell to each Subscriber, and each Subscriber, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Subscription Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Subscription Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Subscriber agree as follows:

1.   Subscription.

(a) The Subscriber hereby irrevocably subscribes for and agrees to purchase common shares (the “Common Shares”) of the Company, at a purchase price per share listed on the subscription agreement signature page below (the “Per Security Price”), upon the terms and conditions set forth herein. The Common Shares being subscribed for under this Subscription Agreement are also referred to as the “Securities.” The rights and preferences of the Common Shares are as set forth in the articles of association, included in the exhibits to the Offering Statement.

(b) The Subscriber understands that the Securities are being offered in the United States pursuant to an offering circular (the “Offering Circular”) filed with the SEC as part of the Offering Statement (File No. [X]), as may be amended from time to time and, in Canada, pursuant to the Canadian Offering Memorandum in accordance with National Instrument 45-106 Prospectus Exemptions (“NI 45-106”). By executing this Subscription Agreement as provided herein, the Subscriber acknowledges that the Subscriber has received this Subscription Agreement, copies of the Offering Circular and Offering Statement or the Canadian Offering Memorandum, as applicable, and other exhibits thereto and any other information required by the Subscriber to make an investment decision.

(c) The Subscriber’s subscription may be accepted or rejected in whole or in part, at any time prior to a Closing Date (as hereinafter defined), by the Company at its sole discretion. In addition, the Company, at its sole discretion, may allocate to the Subscriber only a portion of the number of Securities the Subscriber has subscribed for. The Company will notify the Subscriber whether this subscription is accepted (whether in whole or in part) or rejected. If the Subscriber’s subscription is rejected in part, the rejected portion of the Subscriber’s payment will be returned to the Subscriber without interest. If the Subscriber’s subscription is rejected in full, the Subscriber’s payment will be returned to the Subscriber without interest and all of the Subscriber’s obligations hereunder shall terminate in accordance with Section 1(e) below.

(d) The aggregate number of Securities sold shall not exceed 1,999,999 Common Shares. There is no minimum required offering amount and the Company may accept subscriptions until the termination of the offering in accordance with its terms (the “Termination Date”). The Company may elect at any time to close all or any portion of this offering, on various dates at or prior to the Termination Date (each a “Closing Date”).

(e) In the event of rejection of this subscription in its entirety, or in the event the sale of the Securities (or any portion thereof) is not consummated for any reason, this Subscription Agreement shall have no force or effect, except for Section 5 hereof, which shall remain in force and effect.

(f) The terms of this Subscription Agreement shall be binding upon the Subscriber and its permitted transferees, heirs, successors and assigns (collectively, “Transferees”); provided that for any such transfer to be deemed effective, the Transferee shall have executed and delivered to the Company in advance an instrument in a form acceptable to the Company in its sole discretion, pursuant to which the proposed Transferee shall acknowledge, agree, and be bound by the representations and warranties of the Subscriber and the terms of this Subscription Agreement.

2.   Payment and Purchase Procedure. The purchase price for the Securities shall be paid simultaneously with the execution and delivery to the Company of the signature page of this Subscription Agreement, together with:

(a) if the Subscriber is a U.S. investor, a completed “US Investor Questionnaire” in the form attached hereto as Exhibit A; or

(b) if the Subscriber is a Canadian investor and is purchasing the Common Shares as an “accredited investor” as defined in NI 45-106, an executed copy of the “Canadian Investor Questionnaire” in the form attached hereto as Exhibit B and a duly completed “Risk Acknowledgement Form” attached as Appendix 1 to Exhibit B (if applicable).

The Subscriber shall deliver a signed copy of this Subscription Agreement and the completed US Investor Questionnaire or Canadian Investor Questionnaire, as applicable, along with payment for the aggregate purchase price of the Securities, by wire transfer, credit card or ACH transfer and held in a segregated operating account owned by the Company. The Subscriber shall also provide any other documents or information requested by Company or its agents for the purpose of satisfying the Company’s accreditation obligations. Funds will remain in the segregated account until the Subscription Agreement has been cleared and countersigned by the Company. To the extent that the funds are not ultimately received by the Company or are subsequently withdrawn by the Subscriber, whether due to an ACH chargeback or otherwise, this Subscription Agreement will be considered terminated, and the Subscriber shall not be entitled to any Securities subscribed for.

3.   Representations and Warranties of the Company. The Company represents and warrants to the Subscriber that the following representations and warranties are true and complete in all material respects as of the date of each Closing Date.

(a) Organization and standing. The Company is a corporation duly formed, validly existing and in good standing under the laws of the Province of British Columbia, Canada, with full power and authority to conduct its business as it is currently being conducted, to own its assets, and to consummate the transactions contemplated by this Subscription Agreement.

(b) Issuance of the Securities. The issuance, sale and delivery of the Securities in accordance with this Subscription Agreement have been duly authorized by all necessary corporate action on the part of the Company. The Securities, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Subscription Agreement, will be duly and validly issued, fully paid and non-assessable.

(c) Authority for Agreement. The acceptance by the Company of this Subscription Agreement and the consummation of the transactions contemplated hereby are within the Company’s powers and have been duly authorized by all necessary corporate action on the part of the Company. Upon full execution hereof, this Subscription Agreement shall constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) with respect to provisions relating to indemnification and contribution, as limited by considerations of public policy and by federal or state securities laws.

(d) Proceeds. The Company shall use the proceeds from the issuance and sale of the Securities as set forth in “Use of Proceeds to Issuer” in the Offering Circular or the Canadian Offering Memorandum, as applicable.

4.   Representations and Warranties of the Subscriber. By executing this Subscription Agreement, the Subscriber (and, if the Subscriber is purchasing the Securities subscribed for hereby in a fiduciary capacity, the person or persons for whom the Subscriber is so purchasing) represents and warrants, which representations and warranties are true and complete in all material respects as of such Subscriber’s respective Closing Date(s).

(a) Requisite Power and Authority. Such Subscriber has all necessary power and authority under all applicable provisions of law to execute and deliver this Subscription Agreement, and other agreements required hereunder and to carry out their provisions. All actions on the Subscriber’s part required for the lawful execution and delivery of this Subscription Agreement and other agreements required hereunder have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Subscription Agreement and other agreements required hereunder will be valid and binding obligations of the Subscriber, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b) Offering Documents. Subscribers in the United States acknowledge the public availability of the Offering Circular which can be viewed on the SEC Edgar Database, under the CIK number 0001670747. The Offering Circular is made available in the Offering Statement, as amended, and was qualified by the SEC on [ ], 2024. In the Offering Circular or the Canadian Offering Memorandum, as applicable, it makes clear the terms and conditions of the offering of the Securities and the risks associated therewith are described. Subscriber has had an opportunity to discuss the Company’s business, management, and financial affairs with directors, officers, and management of the Company. Subscriber has also had the opportunity to ask questions of and receive answers from the Company and its management regarding the terms and conditions of this investment. Except as set forth herein, no representations or warranties have been made to Subscriber, or to Subscriber’s advisors or representative, by the Company or others with respect to the business or prospects of the Company or its financial condition. No federal, state or provincial agency including, without limitation, the SEC or the securities commission of any state, province or territory has approved or disapproved the Securities, passed upon the merits or risks of an investment in the Securities or made any finding or determination concerning the fairness or advisability of this investment. Subscriber has not been furnished and is not relying upon any offering literature regarding the Company or the Securities other than the Offering Circular or the Canadian Offering Memorandum, as applicable.

(c) Investment Experience; Investor Determination of Suitability. The Subscriber has sufficient experience in financial and business matters to be capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment in the Securities, and to make an informed decision relating thereto. Alternatively, the Subscriber has utilized the services of a purchaser representative and together they have sufficient experience in financial and business matters that they are capable of utilizing such information to evaluate the merits and risks of the Subscriber’s investment in the Securities, and to make an informed decision relating thereto. The Subscriber has evaluated the risks of an investment in the Securities, including those described in the Offering Circular and, as applicable, the Canadian Offering Memorandum, and has determined that the investment is suitable for Subscriber. The Subscriber has adequate financial resources for an investment of this character. The Subscriber could bear a complete loss of the Subscriber’s investment in the Company.

(d) No Registration. The Subscriber understands that the Securities are not being registered under the Securities Act on the ground that the issuance in the United States is exempt under Regulation A of Section 3(b) of the Securities Act, and that reliance on such exemption is predicated in part on the truth and accuracy of the Subscriber’s representations and warranties, and those of the other purchasers of the Securities, in the offering. The Subscriber further understands that the Company is offering the Securities in the United States by members of its management and through broker/dealers who are registered with the Financial Industry Regulatory Authority. The Subscriber covenants not to sell, assign, pledge, give, transfer, or otherwise dispose of the Securities or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of the Securities under the Securities Act and all applicable state or other securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act and all applicable state or other securities laws; and that the Company and its representatives and affiliates shall not be required to give effect to any purported transfer of such Securities except upon compliance with the foregoing restrictions.

(e) Acknowledgements. The Subscriber acknowledges that:

A.	the Securities have not been qualified by a prospectus in Canada and may not be offered or sold in Canada during the course of their distribution and thereafter except pursuant to a Canadian prospectus or prospectus exemption;

B.	the purchase of the Securities offered hereunder will be deemed to constitute a representation and warranty by the Subscriber that such Subscriber is purchasing the Securities with investment intent and not with a view to distribution;

C.	the Company is not a “reporting issuer” in any jurisdiction of Canada, that the Securities are subject to statutory resale restrictions under applicable Canadian securities laws, which resale restrictions may apply outside of Canada, and the Subscriber understands and covenants that it will not resell the Securities except in compliance with such laws;

D.	no Canadian securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of any of the Securities; and

E.	if in certificated form, any Securities subscribed for shall have attached to them, if applicable, a legend in substantially the following form with the necessary information inserted:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE ISSUANCE DATE] (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY IN CANADA.

The Subscriber acknowledges and understands that the Securities may be evidenced by a non-certificated issue in the records of the transfer agent of the Company on the Closing Date. If the Company elects to proceed in this manner, the Subscriber will not receive physical certificates representing their ownership. The Subscriber consents to the Company making a notation in its records or giving instructions to any transfer agent in order to implement the restrictions on transfer set forth and described herein.

(f) Not Proceeds of Crime. The funds representing the subscription amount which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as the same may be amended from time to time (the “PCMLTFA”) and for the purposes of the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act, as the same may be amended from time to time (the “PATRIOT Act”) and the Subscriber acknowledges that the Company may in the future be required by law to disclose the Subscriber’s name and other information relating to this Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLTFA and the PATRIOT Act. To the best of its knowledge: (i) none of the funds representing the subscription amount to be provided by the Subscriber: (A) have been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, any International Jurisdiction or any other jurisdiction; or (B) are being tendered on behalf of a person or entity who has not been identified to the Subscriber; and (ii) it shall promptly notify the Company if the Subscriber discovers that any of such representations cease to be true, and to provide the Company with appropriate information in connection therewith.

(g) Illiquidity and Continued Economic Risk. The Subscriber acknowledges and agrees that there is no ready public market for the Securities and that there is no guarantee that a market for their resale will ever exist. The Subscriber must bear the economic risk of this investment indefinitely and the Company has no obligation to list the Securities on any market or take any steps (including registration under the Securities Act or the Securities Exchange Act of 1934, as amended, or qualification by prospectus in Canada) with respect to facilitating trading, repurchase or resale of the Securities. The Subscriber acknowledges that the Subscriber is able to bear the economic risk of losing the Subscriber’s entire investment in the Securities. The Subscriber also understands that an investment in the Company involves significant risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of Securities.

(h) Accredited Investor Status or Investment Limits. The Subscriber represents that either:

(i) If the Subscriber is resident in the United States, (A) the Subscriber meets the definition of Accredited Investor under Rule 501 of Regulation D of the Securities Act; or(B) that the Purchase Price, together with any other amounts previously used to purchase Securities in this offering, does not exceed 10% of the greater of Subscriber’s annual income or net worth (or in the case where Subscriber is a non-natural person, their revenue or net assets for such Subscriber’s most recently completed fiscal year end).; or

(ii) if the Subscriber is resident in Canada, the Subscriber is a Canadian “accredited investor” under NI 45-106

The Subscriber represents that to the extent it has any questions with respect to its status as an accredited investor, or the application of the investment limits, it has sought professional advice.

(i)   Collection of Personal Information. The Subscriber acknowledges that this Subscription Agreement and the schedules, exhibits and appendices hereto require the Subscriber to provide certain personal information to the Company. Such information is being collected by the Company for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Securities under applicable securities laws and completing filings required by any securities regulatory authority. The Subscriber’s personal information may be disclosed by the Company to: (a) stock exchanges or securities regulatory authorities, (b) the Canada Revenue Agency or other taxing authorities, and (c) any of the other parties involved in the Offering, including legal counsel to the Company and may be included in record books in connection with the Offering. By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of the Subscriber’s personal information. The Subscriber also consents to the filing of copies or originals of any of the Subscriber’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

The information provided by the Subscriber in Exhibit B of this Subscription Agreement identifying among other things, the name, address, telephone number and email address of the Subscriber, the number of Securities being purchased hereunder, the subscription amount, the date the Securities are issued hereunder and the exemption that the Subscriber is relying on in purchasing the Securities may be disclosed to the Canadian securities regulatory authorities, and such information is being indirectly collected by the Canadian securities regulatory authorities under the authority granted to it under Canadian securities legislation. This information is being collected for the purposes of the administration and enforcement of Canadian securities legislation. Each Subscriber hereby authorizes the indirect collection of such information by the Canadian securities regulatory authorities. In the event the Subscriber has any questions with respect to the indirect collection of such information, the Subscriber should contact the applicable securities regulatory authority at the contact details provided in Appendix 2 to Exhibit B.

(j)   Shareholder information. Within five days after receipt of a request from the Company, the Subscriber hereby agrees to provide such information with respect to its status as a shareholder (or potential shareholder) and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and regulations to which the Company is or may become subject. The Subscriber further agrees that in the event it intends to transfer any Securities, it will require the transferee of such Securities to agree to provide such information to the Company as a pre-condition of such transfer.

(k)   Valuation. The Subscriber acknowledges that the price of the Securities was set by the Company on the basis of the Company’s internal valuation and no warranties are made as to value. The Subscriber further acknowledges that future offerings of Securities may be made at lower valuations, with the result that the Subscriber’s investment will bear a lower valuation.

(l)   Domicile. The Subscriber maintains the domicile (and is not a transient or temporary resident) at the address shown on the signature page.

(m)   No Brokerage Fees. There are no claims for brokerage commission, finders’ fees or similar compensation in connection with the transactions contemplated by this Subscription Agreement or related documents based on any arrangement or agreement binding upon the Subscriber.

(n)   Foreign Investors. If the Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(o)   Fiduciary Capacity. The Subscriber represents, warrants and agrees that, if the Subscriber is acquiring the Securities in a fiduciary capacity: (i) the above representations, warranties, agreements, acknowledgements and understandings shall be deemed to have been made on behalf of the person or persons for whose benefit such Securities are being acquired; (ii) the name of such person or persons is indicated below under the Subscriber’s name; and (iii) such further information as the Company deems appropriate shall be furnished regarding such person or persons.

The Subscriber acknowledges that its subscription and this Subscription Agreement would not be accepted by the Company in the absence of the foregoing representations, warranties, agreements, acknowledgments, and understandings.

5.   Survival of Representations and Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the Termination Date of this Subscription Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

6.   Governing Law; Jurisdiction. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

EACH OF THE SUBSCRIBER AND THE COMPANY CONSENTS TO THE JURISDICTION OF THE COURT OF THE WESTERN DISTRICT OF NEW YORK OR ALTERNATIVELY IF THAT IS NOT ENFORCEABLE, COMPETENT FEDERAL COURTS WITHIN THE STATE OF NEW YORK AND NO OTHER PLACE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS SUBSCRIPTION AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE SUBSCRIBER AND THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS SUBSCRIPTION AGREEMENT. EACH OF THE SUBSCRIBER AND THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN THE MANNER AND IN THE ADDRESS SPECIFIED IN SECTION 7 AND PROVIDED WITH THE SIGNATURE PAGE OF THIS SUBSCRIPTION AGREEMENT.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE AND INCLUDING CLAIMS UNDER THE FEDERAL SECURITIES LAWS) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE ACTIONS OF EITHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BY AGREEING TO THIS WAIVER, THE SUBSCRIBER IS NOT DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

7.   Notices. Notice, requests, demands and other communications relating to this Subscription Agreement and the transactions contemplated herein shall be in writing and shall be deemed to have been duly given if and when (a) delivered personally, on the date of such delivery; or (b) mailed by registered or certified mail, postage prepaid, return receipt requested, in the third day after the posting thereof; or (c) emailed, telecopied or cabled, on the date of such delivery to the address of the respective parties as follows:

If to the Company, to:	with a required copy (that shall not constitute notice) to:

BirchBioMed Inc.	Harter Secrest & Emery
Attn: Mark S. Miller, CEO	Attn: C. Christopher Murillo, Esq.
130 Kingscross Drive	1600 Bausch & Lomb Place
King City, Ontario, Canada L7B 1E6	Rochester, NY 16406

If to a Subscriber, to the Subscriber’s address as provided with the execution of this Subscription Agreement or to such other address as may be specified by written notice from time to time by the party entitled to receive such notice. Any notices, requests, demands or other communications by telecopy or cable shall be confirmed by letter given in accordance with (a) or (b) above.

The Subscriber hereby agrees that the Company may deliver all notices, financial statements, valuations, reports, reviews, analyses, shareholder notices or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments required or permitted to be provided to the Subscriber under the Offering Circular or the Canadian Offering Memorandum, as applicable, hereunder or otherwise by means of e-mail or by posting on an electronic message board or by other means of electronic communication. The Subscriber hereby consents to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services hereunder or pursuant to your ownership of the Securities.

8.   Miscellaneous.

(a) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

(b) This Subscription Agreement is not transferable or assignable by the Subscriber.

(c) The representations, warranties and agreements contained herein shall be deemed to be made by and be binding upon the Subscriber and its heirs, executors, administrators and successors and shall inure to the benefit of the Company and its successors and assigns.

(d) None of the provisions of this Subscription Agreement may be waived, changed or terminated orally or otherwise, except as specifically set forth herein or except by a writing signed by the Company and the Subscriber.

(e) In the event any part of this Subscription Agreement is found to be void or unenforceable, the remaining provisions are intended to be separable and binding with the same effect as if the void or unenforceable part were never the subject of agreement.

(f) The invalidity, illegality or unenforceability of one or more of the provisions of this Subscription Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Subscription Agreement in such jurisdiction or the validity, legality or enforceability of this Subscription Agreement, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

(g) This Subscription Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

(h) The terms and provisions of this Subscription Agreement are intended solely for the benefit of each party hereto and their respective successors and assigns, and it is not the intention of the parties to confer, and no provision hereof shall confer, third-party beneficiary rights upon any other person.

(i) The headings used in this Subscription Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

(j) This Subscription Agreement may be executed in any number of counterparts, including by electronic transmission, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(k) If any recapitalization or other transaction affecting the stock of the Company is effected, then any new, substituted or additional securities or other property which is distributed with respect to the Securities shall be immediately subject to this Subscription Agreement, to the same extent that the Securities, immediately prior thereto, shall have been covered by this Subscription Agreement.

(l) No failure or delay by any party in exercising any right, power or privilege under this Subscription Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

9.   Subscription Procedure. Each Subscriber, by providing his or her information, including name, address and subscription amount, and clicking “accept” and/or checking the appropriate box on the online investment platform (“Online Acceptance”), confirms such Subscriber’s information and his or her investment through the platform and confirms such Subscriber’s electronic signature to this Subscription Agreement. Each party hereto agrees that (a) the Subscriber’s electronic signature as provided through Online Acceptance is the legal equivalent of his or her manual signature on this Subscription Agreement and constitutes execution and delivery of this Subscription Agreement by the Subscriber, (b) the Company’s acceptance of the Subscriber’s subscription through the platform and its electronic signature hereto is the legal equivalent of its manual signature on this Subscription Agreement and constitutes execution and delivery of this Subscription Agreement by the Company and (c) each party’s execution and delivery of this Subscription Agreement as provided in this Section 9 establishes such party’s acceptance of the terms and conditions of this Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

BirchBioMed Inc.

SUBSCRIPTION AGREEMENT SIGNATURE PAGE

The undersigned, desiring to purchase Common Shares of BirchBioMed Inc. by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) EITHER (i) The undersigned is an accredited investor (as that term is defined in Regulation D under the Securities Act because the undersigned meets the criteria set forth in the following paragraph(s) of Appendix A attached hereto: ☐

OR (ii) The amount set forth in paragraph (b) above (together with any previous investments in the Securities pursuant to this offering) does not exceed 10% of the greater of the undersigned’s net worth or annual income for all investments in this offering. ☐

(b) The Securities being subscribed for will be owned by, and should be recorded on the Corporation’s books as follows:

Full legal name of Subscriber (including middle name(s), for individuals):	Number of securities: Common Shares Aggregate Subscription Price: $0.00 USD

TYPE OF OWNERSHIP:

(Name of Subscriber)	If the Subscriber is individual:	If the Subscriber is not an individual:

By:
(Authorized Signature)	☐ Individual

(Official Capacity or Title, if the Subscriber is not an individual)	☐ Joint Tenant
☐ Tenants in Common

☐ Community Property

(Name of individual whose signature appears above if different than the name of the Subscriber printed above.)	If interests are to be jointly held:

(Subscriber’s Residential Address, including Province/State and Postal/Zip Code)	Name of the Joint Subscriber:
Social Security Number of the Joint Subscriber:

Taxpayer Identification Number	Check this box if the securities will be held in a custodial account: ☐
(Telephone Number)	Type of account:
(Offline Investor)	EIN of account:
(E-Mail Address)	Address of account provider:

ACCEPTANCE

The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

Dated as of

BirchBioMed Inc.

By:
Authorized Signing Officer

EXHIBIT A

US INVESTOR QUESTIONNAIRE

The Investor hereby represents and warrants that that the Investor is an Accredited Investor, as defined by Rule 501 of Regulation D under the Securities Act of 1933, and Investor meets at least one (1) of the following criteria (initial all that apply) or that Investor is an unaccredited investor and meets none of the following criteria (initial as applicable):

☐	A bank, as defined in Section 3(a)(2) of the U.S. Securities Act; a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the United States Securities Exchange Act of 1934; An insurance company as defined in Section 2(a)(13) of the U.S. Securities Act; An investment company registered under the United States Investment Company Act of 1940; or A business development company as defined in Section 2(a) (48) of that Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301 (c) or (d) of the United States Small Business Investment Act of 1958;A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of US$5,000,000; or an employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended, in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or an employee benefit plan with total assets in excess of U.S. $5,000,000 or, if a self directed plan, with investment decisions made solely by persons that are Accredited Investors;

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

☐	The Investor is either (i) a corporation, (ii) an organization described in Section 501(c)(3) of the Internal Revenue Code, (iii) a trust, or (iv) a partnership, in each case not formed for the specific purpose of acquiring the securities offered, and in each case with total assets in excess of US$5,000,000;

☐	a director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	The Investor is a natural person (individual) whose own net worth, taken together with the net worth of the Investor’s spouse or spousal equivalent, exceeds US$1,000,000, excluding equity in the Investor’s principal residence unless the net effect of his or her mortgage results in negative equity, the Investor should include any negative effects in calculating his or her net worth;

☐	The Investor is a natural person (individual) who had an individual income in excess of US$200,000 (or joint income with the Investor spouse or spousal equivalent in excess of US$300,000) in each of the two previous years and who reasonably expects a gross income of the same this year;

☐	A trust, with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the U.S. Securities Act;

☐	The Investor is an entity as to which all the equity owners are Accredited Investors. If this paragraph is initialed, the Investor represents and warrants that the Investor has verified all such equity owners’ status as an Accredited Investor.

☐	a natural person who holds one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65);

☐	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; or

☐	An investment adviser relying on the exemption from registering with tthe SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940; or

☐	A rural business investment company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐	An entity, of a type not listed herein, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

(i) With assets under management in excess of $5,000,000,
(ii) That is not formed for the specific purpose of acquiring the securities offered, and
(iii) Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐	A “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1)), of a family office meeting the requirements in category 23 above and whose prospective investment in the issuer is directed by such family office as referenced above;

☐	A natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in Section 3 of such Act, but for the exclusion provided by either Section 3(c)(1) or Section 3(c)(7) of such Act;

☐	A corporation, Massachusetts or similar business trust, limited liability company or partnership, not formed for the specific purpose of acquiring the securities, with total assets of more than US$5 million; or

☐	The Investor is not an Accredited Investor and does not meet any of the above criteria.

DATED:	(Print Full Name of Entity or Individual)

INVESTOR:	By:
(Signature)

Name:

(If signing on behalf of entity)

Title:

(If signing on behalf of entity)

AML Certificate

By executing this document, the client certifies the following:

If an Entity:

1. I am the of the Entity, and as such have knowledge of the matters certified to herein;

2. the Entity has not taken any steps to terminate its existence, to amalgamate, to continue into any other jurisdiction or to change its existence in any way and no proceedings have been commenced or threatened, or actions taken, or resolutions passed that could result in the Entity ceasing to exist;

3. the Entity is not insolvent and no acts or proceedings have been taken by or against the Entity or are pending in connection with the Entity, and the Entity is not in the course of, and has not received any notice or other communications, in each case, in respect of, any amalgamation, dissolution, liquidation, insolvency, bankruptcy or reorganization involving the Entity, or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer with respect to all or any of its assets or revenues or of any proceedings to cancel its certificate of incorporation or similar constating document or to otherwise terminate its existence or of any situation which, unless remedied, would result in such cancellation or termination;

4. the Entity has not failed to file such returns, pay such taxes, or take such steps as may constitute grounds for the cancellation or forfeiture of its certificate of incorporation or similar constating document;

5. if required, the documents uploaded to the DealMaker portal are true certified copies of the deed of trust, articles of incorporation or organization, bylaws and other constating documents of the Entity including copies of corporate resolutions or by-laws relating to the power to bind the Entity;

6. The Client is the following type of Entity:

7. The names and personal addresses as applicable for the entity in Appendix 1 are accurate.

All subscribers:

DealMaker Account Number: (Offline Investor)

If I elect to submit my investment funds by an electronic payment option offered by DealMaker, I hereby agree to be bound by DealMaker’s Electronic Payment Terms and Conditions (the “Electronic Payment Terms”). I acknowledge that the Electronic Payment Terms are subject to change from time to time without notice.

Notwithstanding anything to the contrary, an electronic payment made hereunder will constitute unconditional acceptance of the Electronic Payment Terms, and by use of the credit card or ACH/EFT payment option hereunder, I: (1) authorize the automatic processing of a charge to my credit card account or debit my bank account for any and all balances due and payable under this agreement; (2) acknowledge that there may be fees payable for processing my payment; (3) acknowledge and agree that I will not initiate a chargeback or reversal of funds on account of any issues that arise pursuant to this investment and I may be liable for any and all damages that could ensue as a result of any such chargebacks or reversals initiated by myself.

DATED:

INVESTOR:	(Print Full Name of Investor)

By:

(Signature)

Name of Signing Officer (if Entity):

Title of Signing Officer (if Entity):

Appendix 1 - Subscriber Information

For the Subscriber and Joint Holder (if applicable)

Name	Address	Date of Birth (if an Individual)	Taxpayer Identification Number

For a Corporation or entity other than a Trust (Insert names and addresses below or attach a list)

1.	One Current control person of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

2.	Unless the entity is an Estate or Sole Proprietorship, list the Beneficial owners of, or those exercising direct or indirect control or direction over, more than 25% of the voting rights attached to the outstanding voting securities or the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

For a Trust (Insert names and addresses or attach a list)

1.	Current trustees of the Organization:

Name	Address	Date of Birth	Taxpayer Identification Number

Self-Certification of Trustee

Instructions: This form is intended to be used by a trustee, representing a trust who is an investor in BirchBioMed Inc.’s offering.

I certify that:

1. I, , am the trustee of the (“Trust”) (the “Trustee”)

2. On or about , on behalf of the Trust, the Trustee executed a subscription agreement to purchase securities in BirchBioMed Inc.’s offering;

3. As the Trustee, I have the authority to execute all Trust powers. Among other things, the Trust allocates to the Trustee the power to invest Trust funds for the benefit of the Trust by purchasing securities in private or public companies, regardless of the suitability of the investment for the Trust (“Trust Investment”).

4. With respect to Trust Investments, the Trustee is the only person required to execute subscription agreements to purchase securities.

I certify that the above information is accurate and truthful as of the date below.

Trustee Name: on behalf of

Signature of Client:

Date of Signature: